FIDUCIARY MANAGEMENT ASSOCIATES, INC.	Exhibit 77Q1(a)
811-1897


Agreement and Declaration of Trust: Incorporated by reference to Exhibit 1 to Post-Effective Amendment No. 30 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on March 13, 1986.

By-Laws: Incorporated by reference to Exhibit 2 to Post-Effective Amendment No. 30 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on March 13, 1986.